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                                                                   Exhibit 10.28


                                 PROMISSORY NOTE

     THIS NOTE ("NOTE") WAS ISSUED PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF MARCH 26, 2001, BY AND AMONG UROMED CORPORATION, PROVIDENCE MERGER CORPORATION, SSGI AND THE STOCKHOLDERS OF SSGI, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

$460,000                           March 27, 2001

I. Indebtedness.

     FOR VALUE RECEIVED, the undersigned, UroMed Corporation, a Massachusetts corporation ("Promisor"), promises to pay to Philip Heintz, an individual residing at 15 Quadra Court, Chico, CA ("Payee"):

     (a) the principal amount of FOUR HUNDRED SIXTY THOUSAND DOLLARS ($460,000), payable in two installments as follows: (i) the first installment shall be in the amount of $250,000 and shall be payable on March 27, 2002 and (ii) the second installment shall be in the amount of $210,000 and shall be payable on March 27, 2003, and

     (b) interest on the unpaid principal balance hereof from time to time outstanding from the date hereof through and including the date of payment in full of the unpaid principal balance hereof at a rate per annum equal to 10%, excluding any default rate of interest, calculated on the basis of a 365-day year for actual time elapsed, commencing on March 27, 2001, with a final payment on the date of maturity. Any accrued and unpaid interest will be due when a principal installment is due.

                                    II. Set-Off.

     This "Note" is delivered by Promisor to Payee pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 26, 2001, by and among the Promisor, UroMed Merger Corporation, SSGI and the Stockholders of SSGI (the "Merger Agreement"). Defined terms used herein (as indicated by the capitalization of the initial letters thereof) and not otherwise defined herein have the respective meanings assigned to them in the Merger Agreement. Amounts payable hereunder by the Promisor to the Payee may be set-off against amounts due by the Payee to the Promisor under the Merger Agreement.

                                 III. Prepayment.

     (a) The Promisor will have the right to prepay all or any portion of the unpaid principal amount and accrued interest outstanding any time or from time to time, without premium or penalty.

     (b) The Payee may demand payment of the entire amount of the unpaid principal amount and accrued interest at any time after March 27, 2002 in the case that any of the following events occur at any time after March 27, 2002:

     (i) the Promisor's cash, cash equivalents and short-term investments (the "Cash Reserve"), excluding any amount received by the Promisor in the event of either (x) an equity or debt financing or (y) sale of the Promisor's assets, outside the ordinary course of business in the case of this clause (y), is greater than $5,000,000; or

     (ii) the Promisor's Cash Reserve, including any amount received by the Promisor in the event of either (x) an equity or debt financing or (y) sale of the Promisor's assets, outside the ordinary course of business in the case of this clause (y), is greater than $8,000,000; or

     (iii) the Promisor's Cash Reserve, including any amount received by the Promisor in the event of either (x) an equity or debt financing or (y) sale of the Promisor's assets, outside the ordinary course of business in the case of this clause (y), is less than $1,250,000.

     In the event of such demand for mandatory prepayment, the outstanding principal amount of this Note (after giving effect to any set-off as provided above) will become due and payable 30 days after such demand.

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                                  IV. Miscellaneous.

     If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Promisor hereby promises and agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees and court costs.

     The Promisor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, the Payee or his assignee need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the Payee or such assignee to be a true and correct copy of this Note.

     THIS NOTE HAS BEEN DELIVERED AND SHALL BE DEEMED TO HAVE BEEN MADE AT BOSTON, MASSACHUSETTS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law and if any provision shall be ineffective, it shall only be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Payee or the Promisor, such reference shall be deemed to include, as applicable, a reference to their respective heirs, personal representatives, successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such heirs, personal representatives, successors and assigns. The Promisor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Promisor.

                                VI. Assignment.

     This Note may be assigned in whole or in part by the Payee to any member of his Family Group with the consent of the Promisor (which consent will not be unreasonably withheld) as long as such assignee accepts such assignment subject to the terms and conditions of this Note. The Promisor may not assign or otherwise transfer any of its obligations under this Note without the prior consent of the Payee. For purposes of this Note, "Family Group" means the Payee's spouse and descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of the Payee and/or the Payee's spouse and/or descendants.

                                VII. Arbitration.

     (a) All disputes or claims arising under or in any way relating to this Note shall be settled by arbitration before a panel of three arbitrators (with one designated by the Promisor and one designated by the Payee, and the third arbitrator designated by the first two) pursuant to the rules of the American Arbitration Association. Any arbitrator designated by the Promisor or the Payee must be an "Independent Person." For the purposes of this Article VII, an "Independent Person" shall be an individual who is not and has not been (i) a director, officer, employee, agent or shareholder of any party hereto, (ii) a consultant to any party hereto, (iii) a person with a direct or indirect financial interest in any contract with any party hereto, (iv) a director, officer or key employee of a company at a time when such company was party to a contract with any party hereto, or (v) a relative of any person referred to in clauses (i), (ii), (iii) or (iv) above. As used in the immediately preceding sentence, the term "any party hereto" shall be deemed to include any affiliates of the parties hereto. Any such arbitration shall take place in Boston, Massachusetts. Arbitration may be commenced at any time by the Promisor or the Payee giving written notice to the other party hereto that such dispute has been referred to arbitration under this Article VII. The third arbitrator shall be selected as prescribed above, but if the first two arbitrators do not so agree within 30 days after the date of the notice referred to above, the selection shall be made pursuant to the rules of the American Arbitration Association from the Commercial Arbitration Panel maintained by such Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. In making such award, the arbitrators shall be authorized to award interest on any amount awarded. This provision for arbitration shall be specifically enforceable by the Payee and the Promisor and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each of the Payee and the Promisor shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was frivolous or in bad faith, the arbitrators may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

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     (b) To the extent that arbitration may not be legally permitted hereunder and the Payee and the Promisor do not at the time of such dispute or claim mutually agree to submit such dispute or claim to arbitration either the Payee or the Promisor may commence a civil action in a court of appropriate jurisdiction to resolve disputes or claims hereunder. Nothing contained in this
Article V shall prevent the Payee and the Promisor from settling any dispute or claim by mutual agreement at any time.

     (c) Neither the Payee nor the Promisor shall be precluded hereby from seeking, from the courts of any jurisdiction, provisional or equitable remedies of a type not available in arbitration, including without limitation, temporary restraining orders and preliminary or permanent injunctions, nor shall the pursuit of such provisional or equitable relief constitute a waiver or modification of such party's right and obligation to arbitrate any related or unrelated dispute which is otherwise subject to arbitration under this Note, unless such waiver is expressed in writing and signed by such party. In the event any person not a party to this Note shall commence any interpleader or similar action which either directly or indirectly raises issues which are subject to arbitration hereunder, the Payee and the Promisor shall seek a stay of such proceedings pending arbitration in accordance with this Note.

                                            SIGNATURES APPEAR ON NEXT PAGE

     IN WITNESS WHEREOF, the Promisor has caused this Note to be signed as of the day and year first above written.

                                                     UROMED CORPORATION


                                              By: /s/ DMuscatello 3/27/01
                                                  -----------------------------
                                              Name: Daniel Muscatello
         Title: President